EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT


Securities and Exchange Commission
Washington, D.C.

We consent to the use in this registration statement of Online Power Supply, Inc. on Form SB-2, as amended by Amendment No. 2, of our report dated March 2, 1999, appearing in the Prospectus, which is part of this Registration Statement.

   /s/ Cordovano and Harvey, P.C.

Cordovan and Harvey, P.C.
Denver, Colorado
February 11, 2000


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